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                                                       Exhibit 10.(iii)(A)(4)


                     OFFICER DEFERRED COMPENSATION PLAN AGREEMENT

This Agreement is made between The Southland Corporation ("Southland") and
                               ("Officer"),                           SS#.
- ------------------------------             ---------------------------

NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties hereto agree as follows:

1. The amount indicated below of the Annual Performance Incentive that otherwise would have been paid by Southland to the Officer for 1993 under Southland's Annual Performance Incentive Plan be paid as "1993 Deferred Income":

       (Please indicate any combination of a, b, c and d desired by filling in the spaces).

       (a)         % of the Annual Performance Incentive payment; or
           --------
       (b) $         of the Annual Performance Incentive payment;
            -------
       (c)         % of the Annual Performance Incentive payment
           --------  above the first $          payable;
                                       ---------
       (d)   All dollars of the Annual Performance Incentive payment
            above $      or        % of the amount actually earned.
                   ------   ------
2.Southland shall pay the 1993 Deferred Income to the Officer (please circle choice)

       (a)   On the occurrence of the following specified event:

             (i)     Retirement
             (ii)    The earlier of age 65 or disability
             (iii)   Death
             (iv)    Other                              ;
                          ------------------------------
                                    or

       (b)   On the following date:

             --------------------------

                                    or

       (c) Upon termination of employment for any reason other than retirement, disability or death.




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     Notwithstanding the occurrence, prior to January 1, 1999, of an event specified in (i), (ii), (iii) or (iv) above, the 1993 Deferred Income will not be paid until on or about January 21, 1999. Upon termination under (c) above, the 1993 Deferred Income shall be paid on or about January 21 next following termination regardless of the payout schedule selected above.

3. Southland shall pay the 1993 Deferred Income to the Officer in payments as follows:

       (a) In one lump sum in accordance with the payout schedule selected above; or

       (b) Annual installments as follows until the entire 1993 Deferred Income has been paid (limit of 5 annual installments) commencing
             January 21,            (fill in year):
                        ------------

 YEAR      $AMOUNT               or                % OF REMAINING BALANCE
 ----      -------                                 ----------------------

 1
           ------------                            --------------------------
 2
           ------------                            --------------------------
 3
           ------------                            --------------------------
 4
           ------------                            --------------------------
 5
           ------------                            --------------------------

(Choose payment schedule by circling a or b above; if you choose b, fill in the desired spaces.)

4.   The 1993 Deferred Income will be increased     % each December 31 until
     paid. Each increase will be included in 1993 Deferred Income for purposes of later increases. The rate of increase will be set, for the entire term of the deferral, at 120% of the applicable federal long-term rate, for compounding annually, published by the Internal Revenue Service, for the month this Agreement is executed.

5. The Officer may select a beneficiary by completing the attached Designation of Beneficiary form, who shall be entitled to receive the 1993 Deferred Income if the Officer dies before all payments have been made. The Officer may change the beneficiary by notifying Southland in writing of the change. If the Officer has not named a beneficiary or if the beneficiary predeceases the Officer, the 1993 Deferred Income shall be paid to the Officer's estate. If the beneficiary dies after the Officer but before all 1993 Deferred Income has been paid, the remaining payments shall be made to the contingent beneficiary, or if there is none, then to the beneficiary's estate.




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     If the contingent beneficiary dies before all 1993 Deferred Income has been paid, the remaining payments shall be made to the contingent beneficiary's estate.

6. Nothing contained herein shall be construed as conferring upon the Officer the right to continue in the employ of Southland as an executive or in any other capacity.

7. Any amount described in paragraph 1 shall be treated as 1993 compensation for the purpose of computing benefits, group life and disability insurance.

8. The Officer and his/her beneficiary shall not have any property interest whatsoever in any specific assets of Southland. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Southland and the Officer, his/her beneficiary, or any other person.

9. This Agreement may be modified only by a written agreement executed by both Southland and the Officer (or the Officer's beneficiary in the event of the Officer's death). Southland will only agree to modify the payout schedule in case of an unforeseeable emergency and will only consent to early withdrawal of the amount necessary to meet the emergency.

10. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LOCAL LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed
this         day of              , 1992.
    --------       -------------
                                           OFFICER:

                                           ---------------------------------

WITNESS:                                   SOCIAL SECURITY #:

- -----------------------------------        ---------------------------------

ATTEST:                                    THE SOUTHLAND CORPORATION

- -----------------------------------        ---------------------------------

                                           By:
                                             -------------------------------
                                           Title:
                                                 ---------------------------

Please complete Designation of Beneficiary form attached to this Agreement.